Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025 relating to the consolidated financial statements of ProMIS Neurosciences Inc. (the Company), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
September 4, 2025